Exhibit 99.4
UNAUDITED PRO FORMA AS ADJUSTED
CONSOLIDATED FINANCIAL INFORMATION
Introduction
      Our unaudited pro forma as adjusted balance sheet as of June 30, 2006 reflects the following transactions as if they occurred on June 30, 2006 (in thousands):

•	Our acquisition of DLS Drilling, Logistics & Services Corporation, for consideration consisting of $93.7 million in cash, the assumption of $8.6 million of DLS’ currently existing indebtedness and the issuance of 2.5 million shares of our common stock to the sellers, as adjusted for the August 2006 offering of our 9.0% senior notes and the sale of an additional 3.5 million shares of our common stock to fund a portion of the cash component of the purchase price for this acquisition. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed as if the acquisition occurred on June 30, 2006 (in thousands):

Current assets	$52,651
Property and equipment	150,851
Other long-term assets	2

Total assets acquired	203,504

Current liabilities	31,968
Long-term debt	8,614
Other long term liabilities	27,000

Total liabilities assumed	67,582

Net assets acquired	$135,922

We expect to incur approximately $4.6 million of acquisition costs in connection with this acquisition. DLS historical property and equipment values are expected to be increased by approximately $42.3 million based on third-party valuations. We do not expect any material differences from the preliminary allocation of the purchase price and actual purchase price allocation.
      Our unaudited pro forma as adjusted condensed consolidated statement of operations for the six months ended June 30, 2006 reflects the following transactions as if such transactions occurred on January 1, 2005:

•	Our acquisition of Rogers Oil Tool Services, Inc., which closed on April 3, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$4,520
Property and equipment	9,886
Intangible assets	1,131

Total assets acquired	15,517

Current liabilities	1,717
Other long term liabilities	100

Total liabilities assumed	1,756

Net assets acquired	$13,700

We paid the purchase price with $11.3 million in cash (of which we borrowed $5.0 million under our line of credit), a $750,000 seller financed note and 125,285 newly issued shares of our common stock, which had a value of $1.7 million. We incurred approximately $341,000 of acquisition costs in connection with the Rogers acquisition. Rogers’ historical property and equipment book values were increased by approximately $8.4 million based on third-party valuations. Intangible assets include $981,000 assigned to patents and $150,000 assigned to a non-compete agreement based on third-party valuations and an employment contract. The intangibles have a weighted-average useful life of 11 years.

•	our acquisition of DLS, for consideration consisting of $93.7 million in cash, the assumption of $8.6 million of DLS’ currently existing indebtedness and the issuance of 2.5 million shares of our common stock to the sellers as the stock component of the purchase price therefor;

•	the sale of $95.0 million aggregate principal amount of notes in August 2006; and

•	our issuance of an additional 3.5 million shares of our common stock in order to fund a portion of the cash component of the purchase price for the pending DLS acquisition. The pro forma treats the shares as having been issued at a price of $14.50 per share.
      Our unaudited pro forma as adjusted condensed consolidated statement of operations for the year ended December 31, 2005 reflects the following transactions as if such transactions occurred on January 1, 2005:

•	Our acquisition of Delta Rental Service, Inc., which closed on April 1, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,327
Property and equipment	5,529
Intangible assets	150

Total assets acquired	7,006

Current liabilities	633
Long-term debt	523

Total liabilities assumed	1,156

Net assets acquired	$5,850

We paid the purchase price with approximately $4.5 million in cash, newly issued shares of our common stock valued at approximately $1.0 million and two promissory notes totaling $350,000 in principal amount. We incurred approximately $28,000 of acquisition costs in connection with the Delta acquisition. Delta’s historical property and equipment values were increased by approximately $4.2 million based on third-party valuations. The fair value of the $150,000 non-compete intangible asset was based on the related employment contract and has a useful life of 3 years.

•	Our acquisition of Capcoil Tubing Services, Inc., which closed on May 2, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,706
Property and equipment	2,908
Other long-term assets	11
Intangible assets	1,389
Goodwill	184

Total assets acquired	6,198

Current liabilities	847
Long-term debt	1,851

Total liabilities assumed	2,698

Net assets acquired	$3,500

We paid the purchase price with approximately $2.7 million in cash and newly issued shares of our common stock valued at approximately $750,000. We incurred approximately $26,000 of acquisition costs in connection with the Capcoil acquisition. Capcoil’s historical property and equipment book values were increased by approximately $1.0 million based on third-party valuations. Intangible assets include $1.0 million assigned to non-compete agreements included in employment contracts and $364,000 assigned to customer lists based on third-party valuations. The intangibles have a weighted-average useful life of 5 years.

•	Our acquisition of the assets of W.T. Enterprises, Inc., which closed on July 11, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired at the date of acquisition (in thousands):

Property and equipment	4,500
Intangible assets	1,481
Goodwill	82

Total assets acquired	$6,063

We paid the purchase price with borrowings under our line of credit. We incurred approximately $63,000 of acquisition costs in connection with the W.T. Enterprises, Inc. acquisition. W.T. Enterprises, Inc.’s historical property and equipment book values were increased by approximately $3.0 million based on third-party valuations. Intangible assets include $600,000 assigned to non-compete agreements and $881,000 assigned to customer lists based on third-party valuations. The intangibles have a weighted-average useful life of 8 years.

•	Our acquisition of the minority interest in AirComp LLC from M-I LLC and a subordinated note in the principal amount of $4.8 million, which closed on July 11, 2005. We paid the purchase price with $7.1 million in cash from borrowings under our line of credit and the issuance of a new $4.0 million 5% subordinated note.

•	Our acquisition of Specialty Rental Tools, Inc., which closed on January 18, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Accounts receivable	$7,167
Other current assets	425
Property and equipment	90,540

Total assets acquired	98,132

Current liabilities	2,058
Long-term debt	74

Total liabilities assumed	2,132

Net assets acquired	$96,000

We paid the purchase price with net proceeds from our issuance of 9% senior notes in January 2006. We incurred approximately $453,000 of acquisition costs in connection with the Specialty acquisition. Specialty’s historical property and equipment book values were increased by approximately $71.5 million based on third-party valuations.

•	our issuance of $160.0 million aggregate principal amount of 9% senior notes in January 2006;

•	our acquisition of Rogers, which closed on April 3, 2006, for $11.3 million in cash (of which we borrowed $5.0 million under our debt facility), the issuance of a $750,000 three year promissory note and the issuance of 125,285 shares of our common stock;

•	our acquisition of DLS, for consideration consisting of $93.7 million in cash, the assumption of $8.6 million of DLS’ indebtedness and the issuance of 2.5 million shares of our common stock to the sellers as the stock component of the purchase price for DLS;

•	our sale of $95.0 million aggregate principal amount of notes in August 2006; and

•	our issuance of an additional 3.5 million shares of our common stock in order to fund a portion of the cash component of the purchase price for the DLS acquisition. The pro forma treats the shares as having been issued at a price of $14.50 per share.
      However, the pro forma as adjusted statement of operations information presented below does not give effect to our immaterial acquisition of Target Energy, Inc., which was acquired effective August 1, 2005, and our acquisition of certain casing and tubing assets from Patterson Services, Inc. on September 1, 2005.
      Adjustments for the above-listed transactions on an individual basis are presented in the notes to the unaudited pro forma as adjusted financial statements.
      Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma as adjusted financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto appearing elsewhere herein. The unaudited pro forma as adjusted consolidated condensed financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2006
(In thousands)

	Allis-		DLS		Financing		Allis-
	Chalmers	DLS	Pro Forma		Pro Forma		Chalmers
	Consolidated	Historical	Adjustments		Adjustments		Consolidated

ASSETS
Cash and cash equivalents	$6,208	$492	$(97,772	)AA	$135,236	AB	$44,164
Trade receivables, net	49,114	29,244	—		—		78,358
Inventories	9,897	16,608	—		—		26,505
Prepaids and other	2,655	6,307	—		—		8,962

Total Current Assets	67,874	52,651	(97,772)		135,236		157,989
Property and equipment, net	185,750	108,593	42,258	AC	—		336,601
Goodwill	12,417	—	—		—		12,417
Other intangibles, net	7,131	—	—		—		7,131
Debt issuance costs, net	6,187	—	—		2,538	AD	8,725
Other assets	1,327	2	—		—		1,329

Total Assets	$280,686	$161,246	$(55,514)		$137,774		$524,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$4,059	$8,861	$(6,361	)AE	$—		$6,559
Trade accounts payable	9,616	17,270	—		—		26,886
Accrued employee benefits	2,270	12,593	—		—		14,863
Accrued interest	6,654	—	—		—		6,654
Accrued expenses	7,781	2,105	—		—		9,886

Total Current Liabilities	30,380	40,829	(6,361)		—		64,848
Accrued postretirement benefit obligations	319	—	—		—		319
Long-term debt, net of current maturities	165,957	17,453	(11,339	)AE	91,000	AF	263,071
Other long-term liabilities	749	749	26,251	AG	—		27,749

Total liabilities	197,405	59,031	8,551		91,000		355,987

STOCKHOLDERS’ EQUITY
Common stock	185	42,963	(42,938	)AH	35	AI	245
Capital in excess of par value	67,261	31,606	6,519	AH	46,739	AI	152,125
Retained earnings	15,835	27,646	(27,646	)AH	—		15,835

Total Stockholders’ Equity	83,281	102,215	(64,065)		46,774		168,205

Total Liabilities and Stockholders’ Equity	$280,686	$161,246	$(55,514)		$137,774		$524,192

See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(In thousands, except per share data)

	Allis-		Rogers			DLS				Allis-
	Chalmers	Rogers	Purchase		DLS	Purchase		Offering		Chalmers
	Consolidated	Historical	Adjustments		Historical	Adjustments		Adjustments		Consolidated

Revenues	$107,498	$2,085	$—		$82,019	—		—		$191,602
Cost of revenues	66,239	1,105	121	A	68,490	(462	) B	—		135,493

Gross profit	41,259	980	(121)		13,529	462		—		56,109
General and administrative expense	16,755	820	33	C	2,205	—		158	D	19,971

Income (loss) from operations	24,504	160	(154)		11,324	462		(158)		36,138
Other income
Interest income	—	2	—		—	—		—		2
Interest expense	(7,425)	—	(109	) E	(2,748)	913	F	(3,976	) G	(13,345)
Other	20	(7)	—		(784)	—		—		(771)

Income (loss) before taxes	17,099	155	(263)		7,792	1,375		(4,134)		22,024
Taxes	(3,081)	—	—	H	(3,512)	303	I	—	H	(6,290)

Income (loss) from continuing operations	14,018	155	(263)		4,280	1,678		(4,134)		15,734
Discontinued operations	—	—	—		2,375	—		—		2,375

Net income (loss)	$14,018	$155	$(263)		$6,655	$1,678		$(4,134)		$18,109

Pro forma net income per common share
Basic
Continuing operations	$0.80									$0.67
Discontinued operations	—									0.10

	$0.80									$0.77

Diluted
Continuing operations	$0.74									$0.63
Discontinued operations	—									$0.09

	$0.74									$0.72

Weighted average shares outstanding
Basic	17,578		63	J		2,500	J	3,450	K	23,591

Diluted	19,000		63	J		2,500	J	3,450	K	25,013

See Notes to Unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

	Allis-		Delta			Capcoil		W.T.	W.T. ENT		MI
	Chalmers	Delta	Purchase		Capcoil	Purchase		ENT	Purchase		Purchase
	Consolidated	Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments

Revenues	$105,344	$821	$—		$2,161	$—		$2,057	$—		$—
Cost of revenues	74,763	211	82	A	1,458	132	A	1,331	187	A	—

Gross profit	30,581	610	(82)		703	(132)		726	(187)		—
General and
administrative expense	17,363	985	—		421	28	L	342	75	L	—

Income (loss) from
operations	13,218	(375)	(82)		282	(160)		384	(262)		—
Other income
Interest income	—	3	—		—	—		—	—		—
Interest expense	(4,397)	(11)	—		(26)	—		(17)	—		21	O
Other	186	116	—		—	—		—	—		—

Income (loss) before taxes	9,007	(267)	(82)		256	(160)		367	(262)		21
Minority interest	(488)	—	—		—	—		—	—		488	R
Taxes	(1,344)	(142)	142	H	(87)	87	H	(111)	111	H	—	H

Net income (loss) from continuing operations	7,175	(409)	60		169	(73)		256	(151)		509
Discontinued operations	—	—	—		—	—		—	—		—

Net income (loss) attributed to common shares	$7,175	$(409)	$60		$169	$(73)		$256	$(151)		$509

Pro forma net income (loss) per common share
Basic
Continuing operations	$0.48
Discontinued operations	—

	$0.48

Diluted
Continuing operations	$0.44
Discontinued operations	—

	$0.44

Weighted average shares outstanding
Basic	14,832		55	S		62	S

Diluted	16,238		55	S		62	S

See Notes to Unaudited pro forma consolidated financial statements.

		Specialty					Rogers			DLS				Allis-
	Specialty	Purchase		Debt		Rogers	Purchase		DLS	Purchase		Offering		Chalmers
	Historical	Adjustments		Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Consolidated

Revenues	$32,709	$—		$—		$8,376	$—		$129,849	$—		$—		$281,317
Cost of revenues	8,550	5,564	A	—		4,420	499	A	113,351	637	B	—		211,185

Gross profit	24,159	(5,564)		—		3,956	(499)		16,498	(637)		—		70,132
General and administrative expense	7,232	(386	)M	700	N	2,527	138	L	3,933	—		317	D	33,675

Income (loss) from operations	16,927	(5,178)		(700)		1,429	(637)		12,565	(637)		(317)		36,457
Other income
Interest income	136	—		—		53	—		—	—		—		192
Interest expense	(185)	(8,640	)P	(1,363	)Q	—	(438	)E	(5,394)	2,178	F	(7,950	) G	(26,222)
Other	72	—				237	—		7,127	—		—		7,738

Income (loss) before taxes	16,950	(13,818)		(2,063)		1,719	(1,075)		14,298	1,541		(8,267)		18,165
Minority interest	—	—		—		—	—		—	—		—		—
Taxes	—	—	H	—	H	—	—	H	(3,547)	(1,997	)I	—	H	(6,888)

Net income (loss) from continuing operations	16,950	(13,818)		(2,063)		1,719	(1,075)		10,751	(456)		(8,267)		11,277
Discontinued operations	—	—				—	—		(4,138)	—		—		(4,138)

Net income (loss)	$16,950	$(13,818)		$(2,063)		$1,719	$(1,075)		$6,613	$(456)		$(8,267)		$7,139

Pro forma net income (loss) per common share
Basic
Continuing operations														$0.54
Discontinued operations														(0.20)

														$0.34

Diluted
Continuing operations														$0.50
Discontinued operations														(0.18)

														$0.32

Weighted average shares outstanding
Basic							125	J		2,500	J	3,450	K	21,024

Diluted							125	J		2,500	J	3,450	K	22,430

See Notes to Unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS
       The following pro forma adjustments have been made to the historical financial statements:

AA)	Reflects the cash needed to complete the acquisition.

AB)	Reflects the cash raised from the August 2006 offering of our 9.0% senior notes and the concurrent offering, issuance and sale of 3.5 million shares of our common stock.

AC)	Reflects the step-up in the basis of the fixed assets as a result of the acquisition to the lower of fair market value or actual cost.

AD)	Fees and expenses related to the offering, issuance and sale of $95.0 million of senior notes in the August 2006 offering.

AE)	Reflects the repayment of debt of the acquisitions prior to the acquisition.

AF)	Reflects the proceeds of the sale of $95.0 million of senior notes in the August 2006 offering, and the repayment of a $4.0 million subordinated note with proceeds from the August 2006 notes offering.

AG)	Reflects deferred taxes on the acquisition due to differences between the book and tax basis of acquired assets.

AH)	Reflects the elimination of DLS’ stockholders’ equity and the issuance of 2.5 million shares in the DLS acquisition, as the stock component of the purchase price.

AI)	Reflects the additional stock issued in connection with our concurrent offering of an additional 3.5 million shares of common stock to fund a portion of the cash component of the purchase price for the DLS acquisition, net of expenses.

A)	Reflects the increase in depreciation expense as a result of the step-up in basis of fixed assets.

B)	Reflects the impact on depreciation expense as a result of the step-up in basis of fixed assets and a longer estimated life on DLS assets.

C)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisition of Rogers.

D)	Reflects the amortization on the financing fees related to the offering, issuance and sale of $95.0 million of senior notes in the August 2006 notes offering.

E)	Reflects the interest expense related to cash borrowed to affect the acquisitions. In conjunction with the Rogers acquisition, we issued a $750,000 note to the seller bearing interest at 5% fixed and we borrowed $5.0 million under our line of credit. We assumed an 8% interest rate for this $5.0 million borrowing which is our current borrowing rate under our committed line of credit. Each 0.125% of change in this interest rate would affect interest expense by $6,250 per annum.

F)	Reflects the elimination of interest expense due to historical debt not being assumed or replaced. Approximately $8.6 million of existing debt for DLS will remain outstanding after

ALLIS-CHALMERS ENERGY INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS — (Continued)

the acquisition. The interest rate assumed on the $8.6 million of DLS debt was 6.21%, which was the actual average interest rate on this debt as of June 30, 2006. Each 0.125% change in this interest rate would affect interest expense by $10,770 per annum. The interest expense category for DLS’ historical financials also includes other bank fees and other financial expenses of approximately $1.6 million at June 30, 2006 and $2.7 million at December 31, 2005.

G)	Reflects the interest expense related to the offering, issuance and sale of $95.0 million of senior notes in the August 2006 notes offering bearing interest at 9.0% offset by reduction of interest on existing debt that were repaid in conjunction with the offerings. We repaid our $4.0 million, 5% subordinated note with a portion of the net proceeds of the August 2006 notes offering. We also repaid the $5.0 million of indebtedness borrowed for the Rogers acquisition under our revolving line of credit with proceeds of the August 2006 notes offering.

H)	A statutory tax rate of 35% was applied to the adjustments, but since Allis-Chalmers has a net operating loss carryforward no tax expense was recorded. In addition, the Allis-Chalmers net operating loss position offset the historical tax liabilities of acquired companies. The net operating loss carryforward, after the historical results for Allis-Chalmers for the year ended December 31, 2005, is approximately $15.4 million.

I)	Income taxes for DLS were computed at the Argentinian statutory rate of 35%. Allis-Chalmers has no net operating losses in Argentina to offset the tax liability.

J)	Reflects the issuance of shares of our common stock as part of the acquisition price for Rogers and DLS. The Rogers acquisition, completed April 1, 2006, included consideration of $1,650,000 in stock which equated to 125,285 shares of our common stock. The stock component of the purchase price for the DLS acquisition is comprised of 2.5 million shares of our common stock.

K)	Reflects the issuance of shares of our common stock as a result of our concurrent offering of an additional 3.5 million shares of common stock to fund a portion of the cash component of the purchase price for the DLS acquisition. The pro forma treats the shares as having been issued at a price of $14.50 per share.

L)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisitions of Capcoil, W. T. Enterprises and Rogers.

M)	Reflects decreased rent expense of $386,000 that will result from the acquisition of Specialty. We entered into a new lease for the Specialty yard with the seller. Entering into this lease was required by the purchase agreement and was a condition to the closing of the Specialty acquisition.

N)	Reflects the amortization on the financing fees related to the $160.0 million senior notes offering in January 2006.

O)	To acquire M-I’s 45% interest in AirComp we issued a new note for $4.0 million to replace a note for $4.8 million, both notes bore interest at 5.0%.

ALLIS-CHALMERS ENERGY INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS — (Continued)

P)	Reflects the interest expense on the $96.0 million of the $160.0 million of senior notes issued in January 2006 used to complete the acquisition of Specialty. The senior notes have a fixed interest rate of 9%.

Q)	Reflects the interest expense related to the proceeds of the $160.0 million senior notes offering in January 2006 in excess of cash needed for the Specialty acquisition. The senior notes have a fixed interest rate of 9%.

R)	Reflects the elimination of the 45% minority interest position of M-I.

S)	Reflects the issuance of shares of our common stock as part of the acquisition price for Delta, and Capcoil. The Delta acquisition included consideration of $1.0 million in our common stock, the Capcoil acquisition included consideration of $765,000 in common stock.